April 21, 2015

Royale Energy, Inc.
3777 Willow Glen Drive
El Cajon, CA 92019

Re: Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to Royale Energy, Inc., a California corporation (the “Company”), in connection with the Registration Statement on Form S-3 filed by the Company  with the Securities and Exchange Commission (the “Commission”) on April 2, 2015, as amended on April 21, 2015 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 promulgated under the Securities Act, of the following securities:

(a)	common stock, no par value per share, of the Company (the “Common Stock”);

(b)	preferred stock, no par value per share, of the Company (the “Preferred Stock”);

(c)	warrants to purchase any of the other securities being offered by the Registration Statement (the “Warrants”);

(d)	debt securities of the Company (the “Debt Securities”);

(e)	rights to purchase any of the securities being offered by the Registration Statement (the “Rights”);

(f)	purchase contracts for the purchase of any of the securities being offered by the Registration Statement (the “Purchase Contracts”); and

(g)	units composed of any combination of any of the other securities being offered by the Registration Statement (the “Units”).

The Common Stock, Preferred Stock, Warrants, Debt Securities, Rights, Purchase Contracts and Units are collectively referred to as the “Securities”.  The maximum public offering price of the Securities being registered is $100,000,000.

As such counsel, we have conducted such inquiries as we have deemed necessary for the purpose of rendering this opinion.  We have examined copies of the Registration Statement and the exhibits thereto, and the prospectus included in the Registration Statement to which this opinion is attached. We have conferred with officers of the Company and have examined the originals or certified, conformed or photostatic copies of such records of the Company, including the Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and the Bylaws (the “Bylaws”) of the Company (collectively, as amended from time to time, the “Charter Documents”), resolutions of the Company relating to the Registration Statement, certificates of officers of the Company, certificates of public officials, and such other documents as we have deemed relevant and necessary under the circumstances as the basis of the opinions expressed herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, the authenticity of the respective originals of such latter documents, and the correctness and completeness of such certificates.  We have assumed the legal capacity of natural persons, and

Royale Energy, Inc.
April 21, 2015

we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.

We have also assumed that New York law will be chosen to govern any indenture relating to Debt Securities (the “Indenture”), and that California law will be chosen to govern any warrant agreement related to any Warrants (the “Warrant Agreement”), any rights agreement relating to any Rights (the “Rights Agreement”), and any purchase agreement relating to any Purchase Contracts (the “Purchase Agreement”), and that all such choices of law are valid and legal provisions.

In connection with this opinion, we have assumed that, at or prior to the delivery of any Securities:

(a)
the Board of Directors or, to the extent permitted by the California Corporations Code and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee, the “Board”), will not have taken action to rescind or modify its authorization of any issuance of Securities or the establishment of the terms of the Securities or any other matters related to the Securities, including the Board actions described in Sections 1 through 8 below;

(b)
the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective, and such effectiveness shall not have been terminated or rescinded at the time the relevant Securities are offered or issued;

(c)
a prospectus supplement will have been prepared and filed with the Commission in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities offered thereby and the terms of the offer and sale of such Securities (a “Prospectus Supplement”);

(d)
all Securities will have been issued and sold in compliance with the Company’s Charter Documents and with applicable federal and state securities laws, and in the manner stated in the Registration Statement and any applicable Prospectus Supplement;

(e)
any definitive purchase, underwriting, agency or similar agreement with an underwriter, dealer or agent with respect to any Securities offered (an “Underwriting Agreement”) will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(f)	the Company will have remained at all times a corporation incorporated under the laws of the State of California; and

(g)
any Securities issuable upon settlement, exercise conversion, or exchange of any other Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such settlement, exercise, conversion, or exchange.

In addition, we have assumed that there will not have occurred any change in law affecting the validity or enforceability of any of the Securities, and that none of the terms of any of the Securities to be established subsequent to the date hereof, nor the issuance, sale and delivery of any of the Securities, nor the compliance by the Company with the terms of such Securities, will have violated any applicable law or will have resulted in a violation of any provision of any instrument or agreement then binding upon the Company or its assets, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that:

Royale Energy, Inc.
April 21, 2015

The shares of Common Stock that are part of the Securities will be duly authorized, validly issued, fully paid and non-assessable when:
(a)	the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock;

(b)
the Company has received payment of the agreed-upon consideration fixed therefor in any applicable Underwriting Agreement or other agreement binding the Company with respect to the consideration to be received for the shares of Common Stock; and

(c)
certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or, if issued in non-certificated or global form, have been registered) as contemplated by the Charter Documents, the Registration Statement, any post-effective amendment to the Registration Statement, and any applicable Prospectus Supplement relating thereto in exchange for such consideration.

2.	The shares of Preferred Stock that are part of the Securities will be duly authorized, validly issued, fully paid and non-assessable when:

(a)
the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, including the adoption of a statement or amendment to the Articles of Incorporation (as amended and restated) establishing the relative rights and preferences of such shares of Preferred Stock and the filing of such statement with the Secretary of State of the State of California;

(b)
the Company has received payment of the agreed-upon consideration fixed therefor in any applicable Underwriting Agreement or other agreement binding the Company with respect to the consideration to be received for the shares of Preferred Stock; and

(c)
certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or, if issued in non-certificated or global form, have been registered) as contemplated by the Charter Documents, the Registration Statement, any post-effective amendment to the Registration Statement, and any Prospectus Supplement relating thereto in exchange for such consideration.

3.	The Warrants that are part of the Securities will be validly issued and will constitute binding obligations of the Company when:

(a)	the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants;

(b)	the Warrant Agreement has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company;

(c)
the Company has received payment of any consideration fixed therefor in any applicable Underwriting Agreement or other agreement binding the Company with respect to the consideration to be received for the Warrants; and

(d)
the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered (or, if issued in non-certificated or global form, have been registered) as contemplated by the Charter Documents, the Registration Statement, any post-effective

Royale Energy, Inc.
April 21, 2015

amendment to the Registration Statement, and any Prospectus Supplement and in accordance with the applicable Warrant Agreement in exchange for such consideration.
4.	Each series of Debt Securities that are part of the Securities will be validly issued and will constitute binding obligations of the Company when:

(a)	the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities;

(b)	the specific terms of the Debt Securities have been duly established in accordance with an Indenture filed with the Registration Statement for the issuance of the Debt Securities;

(c)	the Indenture and the Trustee have been duly qualified under the Trust Indenture Act of 1939, as amended;

(d)
the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities have been duly authorized, executed, issued and delivered by the Company and the trustee under the Indenture;

(e)
the Company has received payment of the agreed upon consideration fixed therefor in any applicable Underwriting Agreement or other agreement binding the Company with respect to the consideration to be received for the Debt Securities; and

(f)
such Debt Securities have been duly executed, authenticated, issued and delivered (or, if issued in non-certificated or global certificate form, have been registered) as contemplated by the Charter Documents, the Registration Statement, any post-effective amendment to the Registration Statement, and any Prospectus Supplement relating thereto and in accordance with the provisions of the applicable Indenture in exchange for such consideration.

5.	The Rights will be validly issued and will constitute binding obligations of the Company when:

(a)	the Board has taken all necessary corporate action to approve the issuance and terms of the Rights;

(b)	the Rights Agreement has been duly executed and delivered by the Company and the rights agent appointed by the Company;

(c)
the Company has received payment of the agreed upon consideration fixed therefor in any applicable Underwriting Agreement or other agreement binding the Company with respect to the consideration to be received for the Rights; and

(d)
the Rights or certificates representing the Rights have been duly executed, authenticated (if required), issued and delivered (or, if issued in non-certificated or global form, have been registered) as contemplated by the Charter Documents, the Registration Statement, any post-effective amendment to the Registration Statement, and any Prospectus Supplement relating thereto and in accordance with the terms of the applicable Rights Agreement in exchange for such consideration.

6.	The Purchase Contracts will be validly issued and will constitute binding obligations of the Company when:

(a)	the Board has taken all necessary corporate action to approve the issuance and terms of the Purchase Contracts;

Royale Energy, Inc.
April 21, 2015

the Purchase Agreement has been duly executed and delivered by the Company and any other party thereto;
(b)
the Company has received payment of the agreed upon consideration fixed therefor in any applicable Underwriting Agreement or other agreement binding the Company with respect to the consideration to be received for the Purchase Contracts;

(c)
the Purchase Contracts have been duly executed, authenticated (if required), issued and delivered (or, if issued in non-certificated or global form, have been registered) as contemplated by the Charter Documents, the Registration Statement, any post-effective amendment to the Registration Statement, and any Prospectus Supplement relating thereto and in accordance with the terms of the applicable Purchase Agreement in exchange for such consideration.

7.	The Units will be validly issued, fully paid and non-assessable when:

(a)	the Board has taken all necessary corporate action to approve the issuance and the terms of the Units;

(b)
the Company has received payment of the agreed upon consideration fixed therefor in any applicable Underwriting Agreement or other agreement binding the Company with respect to the consideration to be received for the Units; and

(c)
the Units or certificates representing the Units have been duly executed, authenticated (if required), issued and delivered (or, if issued in non-certificated form, have been registered) as contemplated by the Registration Statement, any post-effective amendment to the Registration Statement, and any Prospectus Supplement relating thereto in exchange for such consideration.

8.	If any Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion or exchange of any other Securities (the “Initial Securities”) pursuant to the terms thereof, when:

(a)	the terms of the issuance of the Issuable Securities have been duly authorized and approved as provided in numbered paragraphs 1 through 7 above, as the case may be; and

(b)
the Issuable Securities have been duly executed, authenticated (if required), issued and delivered (or, if issued in non-certificated or global form, have been registered), upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Charter Documents, the Registration Statement, any post-effective amendment to the Registration Statement, and any Prospectus Supplement relating thereto, in accordance with the terms of the applicable Initial Securities, then:

i.	to the extent the relevant Issuable Securities are Common Stock, Preferred Stock, or Units, the Issuable Securities will be validly issued, fully paid and non-assessable; and

ii.
to the extent the relevant Issuable Securities are Debt Securities, Warrants, Rights, or Purchase Contracts, the Issuable Securities will be validly issued and will constitute binding obligations of the Company.

The opinions set forth in Sections 3 through 6 and 8 are subject to the qualification that the binding obligation opinions with respect to the Company may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Royale Energy, Inc.
April 21, 2015

We note that the maximum number of shares of Common Stock and Preferred Stock issuable under the Registration Statement is not specified, and we assume that the total number of shares of Common Stock and Preferred Stock issued under the Registration Statement, together with all other shares of Common Stock and Preferred Stock issued and outstanding or reserved for issuance, will not exceed the number of shares of Common Stock and Preferred Stock authorized for issuance under the Articles of Incorporation (as further amended and restated) of the Company.

We do not express any opinion herein concerning any law other than the contract law of the State of New York, the laws of the State of California and applicable federal law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ STRASBURGER & PRICE, L.L.P.